SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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DREYFUS VARIABLE INVESTMENT FUND
International Equity Portfolio

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

DREYFUS VARIABLE INVESTMENT FUND
INTERNATIONAL EQUITY PORTFOLIO

Notice of Special Meeting of Shareholders

To the Shareholders:

          A Special Meeting of Shareholders of the International Equity Portfolio (the "Portfolio") of Dreyfus Variable Investment Fund (the "Fund"), will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, on August 16, 2001 at __:00 p.m., for the following purposes:

1.	To approve a new Sub-Investment Advisory Agreement between The Dreyfus Corporation and Newton Capital Management Limited.

2.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

          Shareholders of record at the close of business on June 15, 2001 will be entitled to receive notice of and to vote at the meeting.

          Shares of the Portfolio have been offered only to separate accounts established by insurance companies to fund variable annuity contracts and variable life insurance policies (collectively referred to as the "Policies"). Portfolio shares held in separate accounts which are attributable to the Policies will be voted by the respective insurance company in accordance with instructions received from the owners of the Policies. This Notice of Special Meeting of Shareholders and the accompanying proxy statement and voting instruction form are being delivered to Policy owners so that they may instruct their insurance company as to the manner in which the Portfolio shares held by their Policies should be voted at the meeting.

By Order of the Board Michael A. Rosenberg Secretary

New York, New York
June 20, 2001

PRELIMINARY COPY

DREYFUS VARIABLE INVESTMENT FUND
INTERNATIONAL EQUITY PORTFOLIO

PROXY STATEMENT

Special Meeting of Shareholders
to be held on August 16, 2001

          This proxy statement is furnished in connection with a solicitation of proxies by the Board of Dreyfus Variable Investment Fund (the "Fund"), on behalf of its series, International Equity Portfolio (the "Portfolio"), to be used at the Special Meeting of Shareholders of the Portfolio to be held on August 16, 2001 at __:00 p.m., at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Shareholders of record at the close of business on June 15, 2001 are entitled to receive notice of and to vote at the meeting. Shareholders are entitled to one vote for each Portfolio share held and fractional votes for each fractional Portfolio share held. As of _____, 2001, ______ shares of the Portfolio's beneficial interests were issued and outstanding.

          It is estimated that proxy materials will be mailed to shareholders of record on or about June 20, 2001. The Fund's principal executive offices are located at 200 Park Avenue, New York, New York 10166. Copies of the Portfolio's most recent Annual Report is available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, Attention: Institutional Servicing, or by calling toll-free 1-800-554-4611.

          Shares of the Portfolio have been offered only to separate accounts established by insurance companies ("Participating Insurance Companies") to fund variable annuity contracts and variable life insurance policies (collectively referred to as the "Policies"). As the owner of all of the assets held in such separate accounts, the Participating Insurance Companies are the record owners of the Portfolio's shares. However, pursuant to applicable laws, Portfolio shares held in a separate account which are attributable to Policies will be voted by the relevant Participating Insurance Company in accordance with instructions received from the holders of the Policies ("Policyowners"). Participating Insurance Companies have agreed to solicit instructions from Policyowners holding Portfolio shares in the relevant separate account as of June 15, 2001 and to vote by proxy the shares at the meeting according to such instructions. To be effective, voting instructions must be received by Participating Insurance Companies prior to the close of business on August __, 2001. Such instructions may be revoked at any time prior to the meeting by written notice of revocation or another voting instructions form delivered to the relevant Participating Insurance Company.

          Participating Insurance Companies will vote by proxy (i) Portfolio shares as to which no timely instructions are received, (ii) Portfolio shares owned exclusively by the relevant Participating Insurance Company or its affiliates and (iii) Portfolio shares held in the separate account representing charges imposed by the relevant Participating Insurance Company against the separate account for or against the proposal in the same proportion as the voting instructions received from Policyowners. Additional information regarding voting instruction rights is provided in the prospectus or statement of additional information for the Policies.

PROPOSAL 1: SUB-INVESTMENT ADVISORY AGREEMENT
BETWEEN THE DREYFUS CORPORATION AND
NEWTON CAPITAL MANAGEMENT LIMITED

Introduction

          The Dreyfus Corporation ("Dreyfus") currently serves as the Portfolio's investment adviser pursuant to an Investment Advisory Agreement, dated August 24, 1994 (the "Advisory Agreement"), with the Fund pursuant to which Dreyfus provides the day-to-day management of the Portfolio's investments. The Advisory Agreement was last approved by shareholders of the Fund on August 2, 1994, and most recently renewed by the Board on March 30, 2001. Under the Advisory Agreement, the Portfolio pays Dreyfus an advisory fee at an annual rate of 0.75% of the value of the Portfolio's average daily net assets.

          It is proposed that Dreyfus enter into a Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") with its affiliate, Newton Capital Management Limited ("Newton"), pursuant to which Newton would serve as the Portfolio's sub-investment adviser and provide day-to-day management of the Portfolio's investments under the supervision of Dreyfus. Under the proposed arrangement, Dreyfus would pay Newton, out of the fee Dreyfus receives from the Portfolio, an annual sub-advisory fee of 0.35% of assets up to $100 million, 0.30% of assets of $100 million to $1 billion, 0.26% of assets from $1 billion to $1.5 billion and 0.20% on assets over $1.5 billion, in each case based on the Portfolio's average daily net assets. Newton currently serves as sub-investment adviser to two other investment companies in the Dreyfus Family of Funds. If approved by shareholders, the proposed arrangement will not increase the annual rate of advisory fees paid by the Portfolio.

          At a meeting held on May 21, 2001, the Fund's Board, including a majority of the Board members who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund, (i) approved the entry by Dreyfus into the Sub-Advisory Agreement with Newton, and (ii) directed that the Sub-Advisory Agreement be submitted to Portfolio shareholders at this meeting.

Description of the Advisory Agreement

           Under the terms of the Advisory Agreement, Dreyfus provides investment management to the Portfolio in accordance with its investment objectives and policies, subject to the authority of the Fund's Board under Massachusetts law. In connection therewith, Dreyfus obtains and provides investment research and supervises the Portfolio's investments and conducts (or, if the Sub-Advisory Agreement is approved, will supervise) a continuous program of investment, evaluation and, if appropriate, sale and reinvestment, of the Portfolio's assets. In addition, Dreyfus supplies office facilities (which may be in its own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepares reports to shareholders, tax returns, reports to and filings with the Securities and Exchange Commission (the "SEC") and state Blue Sky authorities; calculates the net asset value of the Portfolio's shares; and generally assists in all aspects of the Portfolio's operations. During the fiscal year ended December 31, 2000, the Portfolio paid $538,441 in advisory fees to Dreyfus.

           Dreyfus bears all expenses in connection with the performance of its services under the Advisory Agreement and will pay the sub-investment advisory fee to Newton if the Sub-Advisory Agreement is approved. All other expenses incurred in the operation of the Fund (other than those to be borne by Newton or any other Fund portfolio's sub-investment adviser) are borne by the Fund, except to the extent specifically assumed by Dreyfus. The expenses borne by the Fund include, without limitation: taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of Dreyfus, Newton or any other portfolio's sub-investment adviser or any of their affiliates, SEC fees, state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, costs of shareholders' reports and meetings, and any extraordinary expenses. Expenses attributable to a particular Fund portfolio are charged against the assets of that portfolio; other expenses of the Fund are allocated among the Fund's portfolios on the basis determined by the Fund's Board, including, but not limited to, proportionately in relation to the net assets of each portfolio.

          The Advisory Agreement provides that neither Dreyfus nor, if approved by shareholders, Newton shall be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, except for any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard in the performance of their obligations and duties under the Advisory Agreement or the Sub-Advisory Agreement, as applicable.

          The Advisory Agreement may be terminated as to the Portfolio without penalty, on 60 days' notice, by the Fund's Board or by vote of the holders of a majority of the Portfolio's shares, or, upon not less than 90 days' notice, by Dreyfus. The Advisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Description of the Sub-Advisory Agreement

           Under the terms of the proposed Sub-Advisory Agreement, Newton, subject to the supervision and approval of Dreyfus, would provide investment management to the Portfolio, as well as statistical information with respect to the investments which the Portfolio may hold or contemplate purchasing. In connection therewith, Newton will supervise the Portfolio's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Portfolio's assets. Under the proposed Sub-Advisory Agreement, Dreyfus (and not the Portfolio) is responsible for paying the sub-advisory fee to Newton.

           Newton will bear all expenses in connection with the performance of its services under the Sub-Advisory Agreement. All other expenses incurred in the operation of the Fund (other than those borne by Dreyfus) will be borne by the Fund, except to the extent specifically assumed by Newton. The expenses borne by the Fund are listed above under "Description of the Advisory Agreement."

          The Sub-Advisory Agreement would provide that Newton shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or Dreyfus in the matters to which the Sub-Advisory Agreement relates, except for a loss resulting from Newton's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard in the performance of its obligations and duties under the Sub-Advisory Agreement.

          The Sub-Advisory Agreement may be terminated without penalty, (1) on 60 days' notice, by Dreyfus, the Fund's Board or by vote of the holders of a majority of the Portfolio's shares, or, (2) upon not less than 90 days' notice to the Fund and Dreyfus, by Newton. The Sub-Advisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon termination of the Advisory Agreement.

          A copy of the Sub-Advisory Agreement in the form being presented for approval, and as approved by the Board, is set forth as Exhibit A to this Proxy Statement.

Information Pertaining to Dreyfus

           Dreyfus, located at 200 Park Avenue, New York, New York 10166, is a wholly owned subsidiary of Mellon Bank, N.A. ("Mellon Bank"), which is a wholly owned subsidiary of Mellon Financial Corporation ("Mellon"). Founded in 1947, Dreyfus manages more than $157 billion in over 190 mutual fund portfolios. The name of each registered investment company for which Dreyfus acts as investment adviser that has a similar investment objective as the Portfolio and invests primarily in the securities of foreign issuers, the amount of its net assets and the annual rate of Dreyfus' compensation for services to each such company is set forth on Exhibit B to this Proxy Statement.

           Dreyfus is the primary mutual fund business of Mellon, which is a global financial services company with approximately $2.8 trillion of assets under management, administration or custody, including approximately $530 billion under management. Mellon provides wealth management, global investment services and a comprehensive array of banking services for individuals, businesses and institutions. Mellon is a global multibank financial holding company incorporated under Pennsylvania law in 1971 and registered under the Federal Bank Holding Company Act of 1956, as amended. Mellon is a publicly held company and is among the twenty largest bank holding companies in the United States based on total assets. Mellon Bank and Mellon are located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

           Stephen E. Canter is the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and Chief Investment Officer of Dreyfus. The following persons also are directors of Dreyfus: Thomas F. Eggers, Vice Chairman-Institutional; J. David Officer, Vice Chairman; Mandell L. Berman, real estate consultant, director and residential builder and investor, 29100 Northwestern Highway, Suite 370, Southfield, MI 48034; Steven G. Elliott, Senior Vice Chairman, Chief Financial Officer and director, Mellon Financial Corporation, One Mellon Bank Center, Pittsburgh, PA 15258; Martin G. McGuinn, Chairman, Chief Executive Officer and director, Mellon Financial Corporation, One Mellon Bank Center, Pittsburgh, PA 15258; Richard W. Sabo, President, Chief Executive Officer and director, Founders Asset Management, LLC, 2930 East Third Avenue, Denver, CO 80206; and Richard F. Syron, President, Thermo Electron, 81 Wyman Street, Waltham, MA 02454-9046. The address of persons for which an address is not listed is 200 Park Avenue, New York, New York 10166.

Information Pertaining to Newton

           Newton is an affiliate of Dreyfus and is located at 71 Queen Victoria Street, London, EC4V 4DR, England. Newton was formed in 1977 and, as of September 30, 2000, together with its parent and its parent's subsidiaries, managed approximately $30 billion in discretionary separate accounts and other investment accounts. Newton is an indirect wholly owned subsidiary of Mellon. The name of each registered investment company for which Newton acts as investment adviser or sub-investment adviser that has a similar investment objective as the Portfolio and invests primarily in the securities of foreign issuers, the amount of its net assets and the annual rate of Newton's compensation for services to each such company is set forth on Exhibit B to this Proxy Statement.

           Colin R. Harris is Chief Executive Officer and a director of Newton. The other director of Newton is Guy Hudson. The address of each such person is 71 Queen Victoria Street, London, ECRV 4DR, England.

Board Considerations

          In reaching its decision to approve unanimously the Sub-Advisory Agreement and to submit it to shareholders for their approval, the Board considered the following: (1) the nature, quality and scope of the services to be provided to the Portfolio by Dreyfus and Newton, and the representation that there would be no diminution in the scope and quality of the advisory and other services currently provided to the Portfolio; (2) Newton's specialized investment management expertise in non-U.S. securities; (3) Newton's investment approach; (4) Newton's personnel, resources and experience; (5) that Newton and Dreyfus are under common control by Mellon; and (6) that the approval of the Sub-Investment Advisory Agreement will not result in any increase in advisory fees to be paid by the Portfolio, as Newton will be paid by Dreyfus out of its fees received from the Portfolio.

Vote Required and Board Members' Recommendation

          Approval of the proposal requires the affirmative vote of (a) 67% of the Portfolio's voting securities present at the meeting, if the holders of more than 50% of the Portfolio's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Portfolio's outstanding voting securities, whichever is less.

THE FUND'S BOARD, INCLUDING THE "NON-INTERESTED" BOARD MEMBERS,
RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE NEW
SUB-ADVISORY AGREEMENT BETWEEN DREYFUS AND NEWTON

ADDITIONAL INFORMATION

           Dreyfus Service Corporation, a wholly-owned subsidiary of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Portfolio's distributor.

           Dreyfus Transfer, Inc. (the "Transfer Agent"), a wholly-owned subsidiary of Dreyfus, is the Portfolio's transfer and dividend disbursing agent. For the fiscal year ended December 31, 2000, the Portfolio paid the Transfer Agent $__________.

           Certain information about Portfolio share ownership is set forth on Exhibit C.

OTHER MATTERS

          If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, or is marked with an abstention (collectively, "abstentions"), the Portfolio shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue.

          In the event that a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the proposals, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "for" the proposals in favor of such adjournment, and will vote those proxies required to be voted "against" the proposals against any adjournment. A quorum is constituted by the presence in person or by proxy of the holders of at least thirty percent of the Portfolio's outstanding shares entitled to vote at the meeting.

          The Fund's Board is not aware of any other matter which may come before the meeting. However, should any such matter properly come before the meeting, it is the intention of the proxy holders to vote their proxies in accordance with their judgment on such matter.

          The Fund will bear the cost of printing and mailing proxy statements and all other costs involved in this solicitation. In addition to the use of the mails, proxies may be solicited personally, by telephone or facsimile.

          IT IS IMPORTANT THAT VOTING INSTRUCTIONS BE RETURNED PROMPTLY. THEREFORE, POLICYOWNERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE FORM OF VOTING INSTRUCTIONS IN THE ENCLOSED STAMPED ENVELOPE.

Dated: June 20, 2001

EXHIBIT A

SUB-INVESTMENT ADVISORY AGREEMENT

THE DREYFUS CORPORATION
200 Park Avenue
New York, New York 10166

_______, 2001

Newton Capital Management Limited
71 Queen Victoria Street
London, ECV 4DR
England

Dear Sirs:

          As you are aware, Dreyfus Variable Investment Fund (the "Fund"), currently consisting of twelve series, desires to employ the capital of its series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in the Fund's charter documents and in its Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund intends to employ The Dreyfus Corporation (the "Adviser") to act as its investment adviser pursuant to a written agreement (the "Advisory Agreement"), a copy of which has been furnished to you. The Adviser desires to employ you to act as each Series' sub-investment adviser.

          In connection with your serving as sub-investment adviser to the Series, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

           Subject to the supervision and approval of the Adviser, you will provide investment management of each Series' portfolio in accordance with the Series' investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will supervise each Series' investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of such Series' assets. You will furnish to the Adviser or the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Adviser or the Fund may reasonably request. The Fund and the Adviser wish to be informed of important developments materially affecting any Series' portfolio and shall expect you, on your own initiative, to furnish to the Fund or the Adviser from time to time such information as you may believe appropriate for this purpose.

          You shall exercise your best judgment in rendering the services to be provided hereunder, and the Adviser agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by one or more Series or the Adviser, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Adviser, the Fund or a Series' security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

          In consideration of services rendered pursuant to this Agreement, the Adviser will pay you, on the first business day of each month, out of the investment advisory fee it receives and only to the extent thereof, a fee at the rate set forth opposite each Series' name on Schedule 1 hereto. Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. The fee for the period from the date following the commencement of sales of a Series' shares (after any sales are made to the Fund's sponsor) to the end of the month during which such sales shall have been commenced or, if a Series is added to this Agreement subsequent to the commencement of sales of such Series shares, for the period from the effective date of this Agreement with respect to such Series to the end of the month in which this Agreement became effective with respect to such Series, shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of the date of termination of this Agreement.

          For the purpose of determining fees payable to you, the value of each Series' net assets shall be computed in the manner specified in the Fund's charter documents for the computation of value of a Series' net assets.

          You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Series (other than those borne by the Adviser) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or the Adviser or any affiliate of you or the Adviser, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, costs of shareholders' reports and meetings, and any extraordinary expenses.

          The Adviser understands that you now act, and that from time to time hereafter you may act, as investment adviser to one or more investment companies and fiduciary or other managed accounts, and the Adviser has no objection to your so acting, provided that when purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.

          In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          You shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Series or the Adviser in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee, or agent or one under your control or direction even though paid by you.

          As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty (i) by the Adviser upon 60 days' notice to you, (ii) by the Fund's Board or by vote of the holders of a majority of such Series' shares upon 60 days' notice to you, or (iii) by you upon not less than 90 days' notice to the Fund and the Adviser. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in said Act). In addition, notwithstanding anything herein to the contrary, if the Advisory Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Advisory Agreement terminates.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours, THE DREYFUS CORPORATION By:

Accepted:

NEWTON CAPITAL MANAGEMENT LIMITED

By:

SCHEDULE 1

                          ANNUAL FEE AS
                          A PERCENTAGE
                           OF AVERAGE
NAME OF SERIES           DAILY NET ASSETS     REAPPROVAL DATE    REAPPROVAL DAY
--------------           ----------------     ---------------    --------------

 International Equity          *                ______, 2003       __________
 Portfolio

*	A fee calculated daily and paid monthly based on the Series' average daily net assets, for the preceding month as follows:

                                        ANNUAL FEE AS A PERCENTAGE
     AVERAGE DAILY NET ASSETS           OF AVERAGE DAILY NET ASSETS
     ------------------------          ---------------------------

     0 to $100 million                  .35 of 1%
     $100 million to $1 billion         .30 of 1%
     $1 billion to $1.5 billion         .26 of 1%
     $1.5 billion or more               .20 of 1%

EXHIBIT B

          Listed below, as of April 6, 2001, is each registered investment company for which Dreyfus or Newton acts as investment adviser or sub-investment adviser that has a similar investment objective as the Portfolio and invests primarily in the securities of foreign issuers, the amount of each such company's net assets and the annual rate of fees payable to Dreyfus or Newton for such services by each company.

Dreyfus

                                                                          Investment Advisory Fee as a
                                                   Approximate Net         Percentage of Average Daily
Name of the Fund                                       Assets                      Net Assets
----------------                                ------------------------     ------------------

Dreyfus Emerging Markets Fund                      222,018,664                      1.25%
Dreyfus International Growth Fund                   35,840,583                      0.75%
Dreyfus Premier Emerging Markets Fund                2,927,171                      1.25%
Dreyfus Variable Investment Fund :                  51,790,042                      0.75%
International Equity Portfolio
Dreyfus Variable Investment Fund :                  23,908,916                      1.00%
International Value Portfolio
Dreyfus Premier Worldwide Growth Fund, Inc.      1,454,779,394                      0.75%
Dreyfus Premier International Value Fund             6,973,997                      1.00%
Dreyfus Global Growth Fund                          47,072,376                      0.75%
Dreyfus Premier European Equity Fund                 5,449,046                      0.90%
Dreyfus Premier Greater China Fund                   5,444,190                      1.25%
Dreyfus Premier Japan Fund                           1,850,208                      1.00%
Dreyfus Investment Portfolios:  Emerging             2,395,115                      1.25%
Markets Portfolio
Dreyfus Investment Portfolios:  European            31,121,290                      1.00%
Equity Portfolio
Dreyfus Investment Portfolios:  Founders            10,980,809                      1.00%
International Equity Portfolio
Dreyfus Investment Portfolios:  Founders            21,823,205                      1.00%
Passport Portfolio
Dreyfus Investment Portfolios:  Japan                2,189,727                      1.00%
Portfolio
Dreyfus International Value Fund                    88,576,727                      1.00%
MPAM Emerging Markets Fund                          36,475,821                      1.15%
MPAM International Fund                            356,095,865                      0.85%

Newton

                                                                         Investment Advisory Fee as a
                                              Approximate Net            Percentage of Average Daily
Name of the Fund                                   Assets                        Net Assets
----------------                           -----------------------       ------------------

Dreyfus Investment Portfolios: European          31,121,290            $0 to $100 million - .35%
Equity Portfolio                                                       $100 million to $1  billion  -
                                                                       .30% $1 billion to $1.5  billion
                                                                       - .26% $1.5 billion and more -
                                                                       .20%
                                                                       (All fees paid by Dreyfus)

Dreyfus Investment Portfolios: Japan              2,189,727            $0 to $100 million - .35%
Portfolio                                                              $100 million to $1 billion  -
                                                                       .30% $1 billion to $1.5 billion
                                                                       - .26% $1.5 billion and more -
                                                                       .20%
                                                                       (All fees paid by Dreyfus)

Dreyfus Premier European Equity Fund              5,449,046            $0 to $100 million - .35%
                                                                       $100 million to $1 billion - .30%
                                                                       $1 billion to $1.5 billion - .26%
                                                                       $1.5 billion and more - .20%
                                                                       (All fees paid by Dreyfus)

Dreyfus Premier Japan Fund                        1,850,208            $0 to $100 million - .35%
                                                                       $100 million to $1 billion - .30%
                                                                       $1 billion to $1.5 billion - .26%
                                                                       $1.5 billion and more - .20%
                                                                       (All fees paid by Dreyfus)

Dean International Value Fund                    16,000,000            0.50%
                                                 (as of 4/30/01)

EXHIBIT C

          This Exhibit sets forth certain information regarding ownership of Portfolio shares as of May 21, 2001.

          As of May 21, 2001, none of the Fund's directors and officers owned Portfolio shares.

          As of May 21, 2001, the following shareholders were known by the Fund to own of record and beneficially 5% or more of the Portfolio's outstanding voting securities. Under the 1940 Act, a shareholder that beneficially owns, directly or indirectly, more than 25% of the Fund's total outstanding shares may be deemed a "control person" (as defined in the 1940 Act) of the Fund.

                                                            Percent of
                 Name and Address                         Portfolio Shares
                 of Shareholder                            Outstanding
        ---------------------------------------------- ---------------------

        Transamerica Occidental                               84.38%
        Life Insurance Company
        Separate Account VA-2L
        Accounting Department
        P.O. Box 33849
        Charlotte, NC  28233-3849

        First Transamerica Life                               15.62%
        Insurance Company
        Separate Account VA-2LNY
        Accounting Department
        P.O. Box 33849
        Charlotte, NC  28233-3849

          The proportionate voting policy described in this proxy statement may result in certain Policyowners' instructions affecting the vote of 5% or more of the Portfolio's total outstanding shares. These particular Policyowners and the percentage of votes which their instructions may affect will depend upon the number of shares attributable to Policyowners that provide instructions and to Policyowners that do not.

PRELIMINARY COPY

DREYFUS VARIABLE INVESTMENT FUND
INTERNATIONAL EQUITY PORTFOLIO

          The undersigned owner of one or more variable annuity contracts or variable life insurance policies (collectively, the "Policies") offered by the indicated insurance company (the "Participating Insurance Company"), hereby instructs the Participating Insurance Company (i) to vote as indicated herein, all of the shares of beneficial interest of the International Equity Portfolio (the "Portfolio"), a series of Dreyfus Variable Investment Fund (the "Fund"), held in each separate account attributable to the Policies at the close of business on June 15, 2001, and (ii) to appoint Michael A. Rosenberg and Robert R. Mullery, and each of them, the attorneys and proxies of the Participating Insurance Company, with full power of substitution, to vote, as indicated herein, such shares at a Special Meeting of Shareholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, at __:00 p.m. on August 16, 2001, and at any and all adjournments thereof, with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the meeting.

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Please mark boxes in blue or black ink.

1.	To approve a new Sub-Investment Advisory Agreement between The Dreyfus Corporation and Newton Capital Management Limited.

|_| FOR	|_| AGAINST	|_| ABSTAIN

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

VOTING INSTRUCTIONS ARE BEING SOLICITED BY THE FUND'S BOARD AND
WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE
INDICATED.

By signing below, receipt of the accompanying Notice of Special Meeting of Shareholders is hereby acknowledged.

Signature(s) should be exactly as name or names appearing on this form. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Dated: , 2001 Signature(s) Signature(s)

Sign, Date and Return this Form
Promptly Using the
Enclosed Envelope

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